Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cowen Inc. of our report dated March 23, 2016 relating to the financial statements of Starboard Value A LP, which appears in Cowen Inc.’s Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 24, 2018